EXHIBIT 32
PENNROCK FINANCIAL SERVICES CORP.

CERTIFICATIONS OF CHIEF EXECTUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PennRock Financial Services Corp. (the “Company”) on Form 10-K for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) Melvin Pankuch, as Chief Executive Officer of the Company, and George B. Crisp as Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002 that, to the best of his knowledge:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Dated: April 12, 2005	/s/ Melvin Pankuch

Melvin Pankuch, Executive Vice President
and Chief Executive Officer

/s/ George B. Crisp

George B. Crisp, Vice President and Treasurer
(Principal Financial and Accounting Officer)